UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2012

(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 26, 2012, Ford Motor Credit Company LLC (the “Company”) entered into an Amendment to Selling Agent Agreement (the “Amendment to Selling Agent Agreement”) that amended the Selling Agency Agreement dated May 13, 2011 (the “Selling Agency Agreement”) between the Company and Incapital LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to which the Agents have agreed to act as the Company’s agents in soliciting offers to purchase the Company’s Retail Notes Due Nine Months or More from the Date of Issue (the “Notes”).  A copy of the Amendment to Selling Agent Agreement is filed as Exhibit 1.1 to this Report and a copy of the Selling Agency Agreement is filed as Exhibit 1.2 to this Report.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed as part of this Report on Form 8-K.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 1.1	Amendment to Selling Agent Agreement dated March 26, 2012 amending the Selling Agency Agreement dated May 13, 2011 between the Company and the Agents.	Filed with this Report

Exhibit 1.2	Selling Agency Agreement dated May 13, 2011 between the Company and the Agents.	Filed with this report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: May 4, 2012	By:	/s/C. M. MacGillivray
C. M. MacGillivray
Assistant Secretary

EXHIBIT INDEX

Designation	Description	Method of Filing

Exhibit 1.1	Amendment to Selling Agent Agreement dated March 26, 2012 amending the Selling Agency Agreement dated May 13, 2011 between the Company and the Agents.	Filed with this Report

Exhibit 1.2	Selling Agency Agreement dated May 13, 2011 between the Company and the Agents.	Filed with this report